Filed Pursuant to Rule 433(d) - Registration Number 333-132108

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-667-2316.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.This free writing prospectus is not an offer to sell or a solicitation of an offer to buy securities in any state where such offer, solicitation or sale is not permitted.This free writing prospectus is being delivered to you solely to provide you with information about the collateral pool expected to be used in connection with an offering of asset-backed securities and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERSANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM. This material is for your information. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Goldman Sachs
NAA 2006-AR3

All records

Selection Criteria: All records
Table of Contents

1. Stats
2. Service Fee
3. Current Rate
4. Scheduled Balance
5. Original Term
6. RemTerm
7. Original Amortization Term
8. Age
9. First Pay Date
10. States
11. Zip
12. Original LTV
13. Combined LTV
14. FICO
15. PMI
16. LPMI
17. Occupancy
18. Property Type
19. Purpose
20. Documentation Type
21. Interest Only
22. Interest Only Term
23. Silent
24. Paid Through Date
25. Prepay Flag
26. Prepay Term
27. PREPAYMENT TYPE (HARD SOFT)
28. DTI
29. Months to Roll
30. Conforming
31. Arm Index
32. Margins
33. First Adjustment Cap
34. Periodic Cap
35. Life Cap
36. Max Rate
37. Floor Rate
38. First Rate Adjustment Date
39. Loan Type
40. Number of Units
41. Lien Position
42. LOANTYPE

1. Stats

Count: 1494
Schedule Balance: $487,015,201.22
AverageSched Bal: $325,980.72
High Balance: $2,000,000.00
GrossWAC: 7.206
NetWAC: 6.938
OTERM: 360
RTERM: 357
OATERM: 361
AGE: 3
1ST CAP: 5.06
Periodic CAP: 1.60
Last Cap: 5.60
MAXRATE: 12.81
MINRATE: 2.73
MTR: 62.39
MARGIN: 2.69
OLTV: 74.55
COLTV: 86.76
FICO: 704.448
DTI: 37.27

2. Service Fee

Service Fee	Percent
0.25	93.81
0.375	6.19
Total:	100

3. Current Rate

Current Rate	Percent
5.001 - 5.500	0.16
5.501 - 6.000	2.32
6.001 - 6.500	11.9
6.501 - 7.000	32.22
7.001 - 7.500	26.52
7.501 - 8.000	17.9
8.001 - 8.500	6.25
8.501 - 9.000	2.15
9.001 - 9.500	0.37
9.501 - 10.000	0.21
Total:	100

4. Scheduled Balance

Scheduled Balance	Percent
0.01 - 50,000.00	0.03
50,000.01 - 100,000.00	1.37
100,000.01 - 150,000.00	4.46
150,000.01 - 200,000.00	8.07
200,000.01 - 250,000.00	9.72
250,000.01 - 275,000.00	3.99
275,000.01 - 350,000.00	15.77
350,000.01 - 400,000.00	8.61
400,000.01 - 450,000.00	6.76
450,000.01 - 500,000.00	6.84
500,000.01 - 550,000.00	6.17
550,000.01 - 600,000.00	3.9
600,000.01 - 750,000.00	8.12
750,000.01 - 850,000.00	2.96
850,000.01 - 950,000.00	2.59
950,000.01 - 1,000,000.00	5.91
1,000,000.01 - 1,250,000.00	0.93
1,250,000.01 - 1,500,000.00	2.65
1,500,000.01 >=	1.17
Total:	100

5. Original Term

Original Term	Percent
360	100
Total:	100

6. RemTerm

RemTerm	Percent
345	0.23
347	0.42
348	0.05
349	0.61
350	0.62
351	1.12
352	1.73
353	1.81
354	1.74
355	3.93
356	5.66
357	18.18
358	48.82
359	12.68
360	2.41
Total:	100

7. Original Amortization Term

Original Amortization Term	Percent
300.001 - 360.000	99.47
420.001 - 480.000	0.53
Total:	100

8. Age

Age	Percent
0	2.41
1	12.68
2	48.82
3	18.18
4	5.66
5	3.93
6	1.74
7	1.81
8	1.73
9	1.12
10	0.62
11	0.61
12	0.05
13	0.42
15	0.23
Total:	100

9. First Pay Date

First Pay Date	Percent
7/1/2005	0.23
9/1/2005	0.42
10/1/2005	0.05
11/1/2005	0.61
12/1/2005	0.62
1/1/2006	1.12
2/1/2006	1.73
3/1/2006	1.81
4/1/2006	1.74
5/1/2006	3.93
6/1/2006	5.66
7/1/2006	18.18
8/1/2006	48.82
9/1/2006	12.68
10/1/2006	2.41
Total:	100

10. States

States	Percent
CA	42.88
FL	10.51
NV	9.54
MD	4.51
VA	3.59
AZ	3.31
NJ	3.18
NY	5.05
TX	1.64
GA	1.51
SC	2.19
NC	1.46
Other	10.63
Total:	100

11. Zip

Zip	Percent
90803	1.01
90026	0.77
94506	0.57
89149	0.54
89123	0.51
89081	0.5
89109	0.48
89178	0.48
33572	0.43
89135	0.42
Other	94.28
Total:	100

12. Original LTV

Original LTV	Percent
0.001 - 50.000	3.25
50.001 - 60.000	7.06
60.001 - 70.000	17.01
70.001 - 75.000	9.41
75.001 - 80.000	60.46
80.001 - 85.000	0.18
85.001 - 90.000	1.48
90.001 - 95.000	0.88
95.001 - 100.000	0.27
Total:	100

13. Combined LTV

Combined LTV	Percent
0.001 - 50.000	3.13
50.001 - 60.000	5.32
60.001 - 70.000	8.03
70.001 - 75.000	4.75
75.001 - 80.000	14.11
80.001 - 85.000	1.45
85.001 - 90.000	13.48
90.001 - 95.000	11.75
95.001 - 100.000	37.97
Total:	100

14. FICO

FICO	Percent
0.000 - 0.999	0.55
580.000 - 619.999	0.31
620.000 - 649.999	12.05
650.000 - 699.999	37.61
700.000 - 749.999	29.88
750.000 - 799.999	17.97
800.000 - 819.999	1.64
Total:	100

15. PMI

PMI	Percent
GEMIC	0.37
MGIC	0.25
OLTV <= 80 - NO MI	97.19
OLTV > 80 - NO MI	0.08
PMI	1.57
RADIAN	0.02
RMIC	0.29
TRIAD	0.12
UGI	0.11
Total:	100

16. LPMI

LPMI	Percent
0	99.47
0.56	0.14
0.7	0.03
0.76	0.06
0.84	0.02
0.88	0.05
0.9	0.03
0.95	0.02
1.125	0.07
1.375	0.07
1.41	0.04
Total:	100

17. Occupancy

Occupancy	Percent
INVESTOR	22.9
OWNER OCCUPIED	69.01
SECOND HOME	8.09
Total:	100

18. Property Type

Property Type	Percent
2-4 FAMILY	9.47
CONDO	11.53
SINGLE FAMILY/PUD	78.99
Total:	100

19. Purpose

Purpose	Percent
CASHOUT REFI	25.87
PURCHASE	67.08
RATE/TERM REFI	7.06
Total:	100

20. Documentation Type

Documentation Type	Percent
FULL/ALT DOC	8.63
NO DOC	12.09
NO RATIO	23.1
SISA	6.75
SIVA	49.03
VISA	0.41
Total:	100

21. Interest Only

Interest Only	Percent
N	10.68
Y	89.32
Total:	100

22. Interest Only Term

Interest Only Term	Percent
0	10.68
24	0.2
36	0.79
60	11.55
84	0.66
120	76.11
Total:	100

23. Silent

Silent	Percent
N	33.39
Y	66.61
Total:	100

24. Paid Through Date

Paid Through Date	Percent
9/1/2006	100
Total:	100

25. Prepay Flag

Prepay Flag	Percent
N	32.73
Y	67.27
Total:	100

26. Prepay Term

Prepay Term	Percent
0	32.73
6	12.38
7	1.43
12	6.41
24	10.02
36	35.18
60	1.86
Total:	100

27. PREPAYMENT TYPE (HARD SOFT)

PREPAYMENT TYPE (HARD SOFT)	Percent
Hard	34.62
None	32.73
Soft	32.66
Total:	100

28. DTI

DTI	Percent
<= 0.000	35.03
0.001 - 10.000	0.32
10.001 - 20.000	3.74
20.001 - 30.000	7.76
30.001 - 40.000	24.06
40.001 - 50.000	27.68
50.001 - 60.000	1.42
Total:	100

29. Months to Roll

Months to Roll	Percent
0.001 - 12.000	1.12
12.001 - 24.000	8.33
24.001 - 36.000	8.96
36.001 - 48.000	0.08
48.001 - 60.000	57.22
72.001 - 84.000	10.48
96.001 - 108.000	0.1
108.001 - 120.000	13.71
Total:	100

30. Conforming

Conforming	Percent
CONFORMING	58.71
JUMBO	41.29
Total:	100

31. Arm Index

Arm Index	Percent
LIBOR1M	0.06
LIBOR1Y	14.76
LIBOR6M	85.19
Total:	100

32. Margins

Margins	Percent
<= 1.000	0.16
2.001 - 2.500	64.83
2.501 - 3.000	16.07
3.001 - 3.500	7.07
3.501 - 4.000	6.67
4.001 - 4.500	2.73
4.501 - 5.000	1.84
5.001 - 5.500	0.31
5.501 - 6.000	0.1
6.001 >=	0.22
Total:	100

33. First Adjustment Cap

First Adjustment Cap	Percent
1	0.3
2	5.65
3	10.41
4.75	0.21
5	37.9
5.25	0.09
6	45.44
Total:	100

34. Periodic Cap

Periodic Cap	Percent
1	39.83
2	60.13
6	0.04
Total:	100

35. Life Cap

Life Cap	Percent
1.37	0.06
3	0.19
4.75	0.21
5	39.22
5.91	0.13
6	59.82
6.375	0.06
7	0.32
Total:	100

36. Max Rate

Max Rate	Percent
9.501 - 10.000	0.23
10.001 - 10.500	0.1
10.501 - 11.000	1.28
11.001 - 11.500	5.66
11.501 - 12.000	13.89
12.001 - 12.500	15.54
12.501 - 13.000	25.37
13.001 - 13.500	20.11
13.501 - 14.000	12.82
14.001 - 14.500	3.29
14.501 - 15.000	1.11
15.001 >=	0.6
Total:	100

37. Floor Rate

Floor Rate	Percent
<= 1.000	0.16
1.001 - 2.000	0.03
2.001 - 3.000	80.07
3.001 - 4.000	13.74
4.001 - 5.000	4.65
5.001 - 6.000	0.33
6.001 - 7.000	0.52
7.001 - 8.000	0.32
8.001 - 9.000	0.19
Total:	100

38. First Rate Adjustment Date

First Rate Adjustment Date	Percent
2005	0.09
2006	1.03
2008	8.57
2009	8.72
2010	0.92
2011	56.38
2012	0.45
2013	10.02
2015	0.4
2016	13.41
Total:	100

39. Loan Type

Loan Type	Percent
ARM	100
Total:	100

40. Number of Units

Number of Units	Percent
1	90.53
2	4.44
3	2.62
4	2.41
Total:	100

41. Lien Position

Lien Position	Percent
1	100
Total:	100

42. LOANTYPE

LOANTYPE	Percent
1 Month Arm	0.06
1 Year Arm	0.06
10 Year Arm	13.81
2 Year Arm	8
3 Year Arm	9.29
5 Year Arm	57.3
6 Month Arm	1
7 Year Arm	10.48
Total:	100